Form C

Cover Page

Name of issuer:

Powur, PBC

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 1/2/2014

Physical address of issuer:

2683 Via De La Valle
#321G
Del Mar CA 92014

Website of issuer:

http://powur.com/

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Class B Common stock for investors with investment less than $25,000.00. Series 4 Preferred stock for investors with investment equal to or more than $25,000.00.

Target number of securities to be offered:

578,035

Price:

$0.34600

Method for determining price:

See Term Sheet. Note: Both common stock B and Series 4 Preferred Stock are offered at $0.346/share

Target offering amount:

$200,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

5/19/2017

Powur, PBC's campaign ended on 5/19/2017. The deadline date of the XML cover page is set to today to work around an EDGAR limitation.

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

12

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$798,753.00	$311,395.00
Cash & Cash Equivalents:	$697,308.00	$303,379.00
Accounts Receivable:	$63,900.00	$0.00
Short-term Debt:	$22,061.00	$1,877.00
Long-term Debt:	$70,062.00	$0.00
Revenues/Sales:	$1,407,214.00	$224,831.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($581,094.00)	($1,234,191.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Powur, PBC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Henrik Rosendahl	Investor	Henrik Rosendahl	2015
Jonathan Budd	CEO, Chairman	Powur, PBC	2014
Bill Twist	CEO	The Pachamama Alliance	2015
Richard F. Hoskins	Director	Self Employed	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Rick Hou	Director of Engineering	2014
Paul Walker	CTO	2014
Jim Bunch	President	2016
Andrew Wilson	CFO	2016
Jonathan Budd	CEO	2014
Jonathan Budd	Chairman	2014
Andrea Budd	VP Operations	2014
Andrea Budd	Secretary	2014
Robert Smith	Vice President of Sales	2016
VaNessa Duplessie	VP Field Operations	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Jonathan Budd	8,500,000 Common 367,648 Preferred	52.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Solar Energy Market. The Company intends to operate a direct selling business offering solar and other alternative energy products from sales made through a network of independent sales distributors. The success of Powur will be directly related to the quality of the products sold by Powur and the effectiveness of its distributors. There is no assurance that there will be a demand for the products sold by the Company or that the independent distributors will be successful in their efforts.

Changes to Net Metering rules. The economic benefits to customers from installing solar panels in most US states and certain other countries are enhanced by net metering rules which require electric utilities to charge customers for the net amount of electricity consumed from the grid. This pricing structure is more favorable for solar customers than, for example, one in which they pay a retail price when they are drawing electricity from the grid (e.g. at night) and receive a wholesale credit when they are supplying electricity to the grid (e.g. during a warm and sunny afternoon). Another less favorable pricing structure would be one where solar customers got no financial credit for putting surplus electricity back into the grid. Changes to Net Metering rules that are adverse to solar customers could reduce demand for solar systems and negatively impact the Company.

Changes to minimum infrastructure charges. Electric utilities are permitted to levy minimum charges on solar customers, so that those who generate the same amount of electricity as they consume will still help pay for the upkeep and maintenance of the infrastructure they are using. Increases to minimum charges could reduce demand for solar systems and negatively impact the Company.

Expiration or reductions to existing tax credits. There are significant tax incentives that enhance the economic benefits to customers from installing solar panels, including a US federal tax credit for systems placed into service before 1/1/2022, currently equal to 30% of the system cost. Reductions to tax incentives or a failure to extend them when they expire could reduce demand for solar systems and negatively impact the Company.

Competition. There are many and diverse types of competitors in the same market Powur operates in. Some competitors are larger companies with significant cash reserves that allow them to develop sales and marketing businesses' for lower costs, which may affect business in the markets where Powur operates. Many of the current and potential competitors have longer operating histories and financial, sales, marketing and other resources greater than those possessed by Powur. As a result, competitors may be able to adapt more quickly to changes in the solar energy product market or to devote greater resources than Powur is able to provide. There can be no assurance that the Powur will be able to compete successfully with its existing or new competitors, which could negatively affect the revenues and earnings generated by Powur.

Reliance on Officers and the Board of Directors. All decisions regarding the business operations of the Company and the Company's affairs will be made exclusively by the Officers and the Board of Directors and not by the Stockholders. Accordingly, no person should purchase Stock unless that person is willing to entrust all aspects of the business operations to the Officers, management and the Board of Directors. Potential Investors must carefully evaluate the personal experience and business performance of the Officers and the Board of Directors, as well as their capabilities, prior to making an investment in the Stock. The Company will be particularly dependent upon the efforts, experience, contacts, and skills of the CEO Jonathan Budd and other Officers of the Company. The loss of Mr. Budd or other Officers could have a Material Adverse Effect on the Company, and such loss could occur at any time due to death, disability, resignation, or other reasons. Moreover, except as specifically provided in the Company's Stockholder's Agreement, the Officers may not be required to devote their time and attention exclusively to the Company. The Stockholders will not be involved in the decision-making process of the Officers or the Board of Directors, including but not limited to evaluating business opportunities or relevant business, economic, financial, or other information that will be used by the Officers and the Board of Directors in making decisions.

Conflicts of Interest. The Company will be subject to various potential conflicts of

interest. Under certain circumstances, the Officers may make investments separate and apart from, or alongside, the Company. As provided in the Company's Stockholder's Agreement, the Officers will be permitted to manage other companies during the term of the Company's business life, any of which may conflict with the Company for investment opportunities, management time and attention, or otherwise. Provisions contained in the Company's Stockholder's Agreement that authorize the Officers to engage in investment, management or
other activities outside, or alongside the Company, or to cause the Company to make investments in respect of which the Officers have conflicting interests, will override common law and statutory fiduciary duties that would apply in the absence of such provisions. The Company's Stockholder's Agreement contains certain protections for Stockholders against conflicts of interest faced by the Officers, but does not purport to address all types of conflicts that may arise. Moreover, as a practical matter, it may be difficult for Stockholders to subject the behavior of the Officers to close scrutiny. During the term of the life of the Company, many different types of conflicts of interest may arise, and this document does not purport to identify all such conflicts. Stockholders ultimately will be heavily dependent upon the good faith of the Officers and the Board of Directors.

No Participation by Investors in the Company Management. Investors will have no right or power to participate in the management or control of the Company's business and must rely upon the Officers to manage the operations. Investors will be relying solely upon the ability of the Officers develop and operate the business of the Company. Except as specifically provided in the Company's Stockholder's Agreement, the Officers will have the exclusive right and power to manage the Company's business and affairs.

Limited Business Focus. The only currently contemplated focus for the business of the Company will be the development of the Company's direct selling business in the alternative energy market. Consequently, failure to meet the Company's expected development goals and business plan would most likely result in adverse
economic consequences to the Company, including a delay or forbearance of cash distributions from the Company to the Stockholders. In addition, there can be no assurance that the future

projected financial performance of the Company can be timely achieved and, therefore, no guarantee can be given that there will be any distributions of dividends from the Company to the Stockholders.

Additional Capital Requirements. Although management has no present intention of securing loans for the Company for any working capital or other needs beyond the
financing provided by this offering, the Officers and the Board of Directors are authorized to arrange for such loans. The Company has not received a commitment from any third party to make such future loans. However, there can be no assurance that such loans might be arranged or what the terms of any such borrowings might be. Any loans made to the Company would likely be superior to the financial interest of the Investors. The Company also has the right to make additional capital calls as needed for Company operations; however, no Stockholder is obligated to contribute any additional capital to the Company.

Timing of Dividends and Distributions. Any anticipated cash dividends or distributions should be considered speculative and are qualified in their entirety by the assumptions, information and risks disclosed by the Company. Notwithstanding
the preferred returns projected by the Company, there is no specific time established as to when any cash distributions will be made by the Company to the Stockholders. The assumptions upon which such distributions are based are subject to variations that may arise as future events actually occur. The Officers have the discretion to sell, merge, acquire or otherwise trade the business of the Company subject to the Company's Stockholder's Agreement. Therefore, it is difficult to determine or anticipate in what manner, and the amount of, cash distributions which might be paid to the Stockholders. Actual results for any period may or may not approximate the estimated statements in the Company's Financial Projections. Potential investors are advised to consult with their tax and business advisors concerning the validity and reasonableness of the factual, accounting and tax assumptions herein. NEITHER THE OFFICERS NOR ANY OTHER PERSON OR ENTITY MAKES ANY REPRESENTATION OR WARRANTY AS TO THE FUTURE PROFITABILITY OF THE COMPANY.

Regulatory Concerns. The Company believes its operations will not subject the Company to the registration requirements of the Investment

Company Act of 1940, as amended ("1940 Act"). There can be no assurance that the Company's belief in this regard will continue to be correct. Due to the various burdens of compliance with the 1940 Act, the Company's performance could be materially adversely affected if it becomes subject to the 1940 Act. Neither the Company nor its counsel can assure investors that, under certain conditions, changing circumstances, or changes in the law, the Company will not become subject to the 1940 Act or other burdensome regulation.

In general, the Company will seek to minimize the degree of governmental regulation and oversight to which the Company is subject. While it is anticipated that this approach will reduce compliance and other costs, this approach will also
eliminate a variety of investor protections (including certain protections arising under the Securities Act and the 1940 Act) that would be available if the Company were subject to greater regulatory and oversight burdens.

The direct selling activities of the Company may be subject to review and regulation of the United States Federal Trade Commission, state and federal consumer rights commissions and/or the Attorney's General of states in which the Company operates its business. Errors or omissions by management or its independent sales distributors may result in regulatory actions, which could negatively impact the business of the Company. Additionally, legislation and/or rules and regulations of the aforementioned regulatory organizations may restrict the business of the Company.

Lack of Agency Review. Since the Offering will not be registered under federal or
state securities laws, prospective investors do not have the benefit of review of the Company's offering documents by the Securities and Exchange Commission or any state securities commission. The terms and conditions of the Offering may not comply with the guidelines and regulations established for investments that are required to be registered and qualified with those agencies.

Changes in Environment. The business, economic, political, environmental and regulatory environment within which the Company intends to operate may undergo substantial changes, some of which may be adverse to the Company. The Officers and the Board of Directors will have the exclusive right and authority (within the limitations of the Company's Stockholder's Agreement) to determine the manner in which the Company will respond to such changes, and Stockholders generally will have no right to withdraw from the Company or to demand specific modifications to the Company operations in response. Prospective investors are particularly cautioned that the strategies and procedures exercised by the Officers and their affiliates in the past may not be successful, or even practicable, for the Company.

Long Term Investment. An investment in the Company is a long-term commitment, and there is no assurance that any distributions of cash or other property will be made to the Stockholders.

Illiquid Investment. The Stock is subject to significant restrictions on transfer.
Prospective investors in the Company will be required to represent that they have acquired their Stock for investment purposes only and not with a view to or for sale in connection with any distribution of such Stock. The Stock has not been registered under the Securities Act and, therefore, is subject to restrictions on transfer under the Securities Act. In addition, the Stock will be subject to these restrictions including restrictions on transfer, rights of first refusal and other provisions set forth in the Company's Stockholder's Agreement.

Although most of our officers are full time, please note that our CFO Andy Wilson is part time and spends 25% of his time at Powur. Rick Hou and Paul Walker are part time officers as well. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Independent sales force. We generate solar leads through sales people who are self-employed, set their own schedule and are free to determine how much time and energy they dedicate to Powur. We work to motivate and provide incentives for them to be productive, but we are unable to direct their hours or work patterns as we would if they were employees. If we fail to recruit the right kind of entrepreneurially minded, self-motivated people, this could negatively impact the number and quality of solar leads we generate.

Solar provider partners. The solar providers we partner with are responsible for designing an appropriate solar system for each homeowner we refer, closing all sales, and installing all solar systems with high quality workmanship to ensure each homeowner receives a high performing solar system. If we partner with solar providers that perform poorly in any of these areas, our reputation and financial results could suffer.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below. The management reserves the right to change use of proceeds as they deem in the best interests of the company.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$200,000**

Use of Proceeds: Funds from a minimum raise of $200,000 will be used to accomplish the following milestones:

1. Technology: Development of the Powur platform and integration with solar software providers, but at a slower pace than our current business plan.

If we raise: **$400,000**

Use of Proceeds: Funds from a raise of $400,000 will be used to accomplish the following milestones:

1. Technology: Development of the Powur platform and integration with solar software providers.

If we raise: **$750,000**

Use of Proceeds: Funds from a raise of $750,000 will be used to accomplish the following milestones:

1. Technology: Development of the Powur platform and integration with solar software providers.

2. Marketing: Develop media and promotional tools plus widespread online marketing campaign in order to drive growth.

3. Team: Add the most essential positions in marketing and operations.

If we raise: **$1,070,000**

Use of Proceeds: Funds from this campaign if we raise close to $1 million will be used to accomplish the following milestones:

1. Technology: Development of the Powur platform and integration with solar software providers.

2. Marketing: Develop media and promotional tools plus widespread online marketing campaign in order to drive growth.

3. Team: Round out the team including adding essential positions in marketing and operations.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the

Investor's "My Investments" screen on the wefunder.com website.

3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

See "Powur PBC Term Sheet and Summary of Offering" in Appendix B.

14. Do the securities offered have voting rights?

☑ Yes
☐ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: Investors with investment less than $25k will assign all their voting rights to the CEO
☐ No

16. How may the terms of the securities being offered be modified?

The terms of the securities may only be modified with the written consent of the holders of a majority-in-interest of those securities. In the case that Powur, PBC seeks to modify those terms, we may rely on the negative consent of holders of the securities, unless the change in terms negatively impacts such holders, in which case we will solicit positive consent.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights

Preferred Stock

(list each class in order of preference):

Preferred	20000000	4958604	Yes
Common Stock	20000000	8705184	Yes
Other			

Class of Security	**Securities Reserved for Issuance upon Exercise or Conversion**
Warrants:	
Options:	3394816

Describe any other rights:

None

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

The existing Preferred stocks have dividend and liquidation preferences over the Class B Common Stocks and Series 4 Preferred; the Series 4 Preferred have dividend and liquidation preferences over the Class B Common Stock

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

The existing Preferred have dividend and liquidation preferences over the Class B Common Stock and Series 4 Preferred; the Series 4 Preferred have dividend and liquidation preferences over the Class B Common Stock

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the bylaws and certificate of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

Because there is no public market for our securities, $0.346 is determined by our board of directors. Among the factors we have considered in determining the $0.346 are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our common stock and preferred stock that take into account factors such as the following:

- unrelated third party valuations of our common stock and preferred stock;
- the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our those securities relative to those of our common stock;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common stock;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Existing Preferred Stocks. The existing Preferred stocks have dividend and liquidation preferences over the Class B Common Stocks and Series 4 Preferred; the Series 4 Preferred have dividend and liquidation preferences over the Class B Common Stock.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

We do not have any convertible debt, lines of credit or loans.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
3/2015	Regulation D, Rule 506(b)	Priced Round	$650,000	General operations
9/2015	Regulation D, Rule 506(b)	Priced Round	$775,000	General operations
9/2016	Regulation D, Rule 506(b)	Priced Round	$1,085,700	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview

Powur has built the world's largest network of peer-to-peer solar and clean energy entrepreneurs committed to creating a sustainable, renewable and clean energy future for all generations. Our proprietary software platform offers a first-to-market tool suite enabling Powur Advisors to invite customers through a variety of channels (social media, mobile, and web), track customers through the sales cycle, build a sales organization for commission overrides, get key reporting metrics to monitor and grow their organization, and receive extensive direct sales training. The tool suite also allows Advisors to manage their businesses through easy access dashboards and unique Key Performance Indicators (KPI's).
Our platform allows Advisors to exponentially expand their network by recruiting additional promoters into their organization whose sales provide added levels of compensation.

Historically we have generated revenue from two sources:
1. From Solar City each time they complete a solar installation at a customer referred by us.
2. From Powur Advisors when they purchase a license to our software platform or an optional subscription product to help grow their business.

Beginning January 5, 2017 we ceased referring all leads exclusively to Solar City and launched Powur 2.0, opening up our platform to over a dozen best in class solar installers across the US. As of March 31, 2017 we have 29 best in class solar installers on our platform and we continue to add more in the US, Canada, Mexico and Australia. We expect to generate increased revenues under Powur 2.0 for several reasons:

- We now receive revenue from most solar providers when they complete a sales consultation appointment with a qualified homeowner that we refer. Previously we received no revenue for setting sales appointments, only for installations.
- Our revenue per system through the end of 2016 averaged about $0.129 per installed watt, whereas under Powur 2.0 it ranges from $0.125 in tier 3 markets to $0.20 or more in tier 1 markets. Based on contracts signed in the first quarter of 2017, we expect average revenue across the US to be approximately $0.17 per installed watt, an increase of approximately 32%.
- Adding more entrepreneurially minded Powur Advisors who recognize the opportunity to make money by helping homeowners lower their electricity bills while switching to clean solar energy will drive increasing numbers of solar sales appointments and system installations.
- Contracts with some of our new providers pay us revenue for sales of other renewable energy products and services and we plan to continue developing new sources of revenue by growing the value we bring to our customers.

Under Powur 2.0 we have structured our compensation plan to pay 70% of our revenue to our Advisors (which is far higher than other direct sales companies) in order to provide substantial monetary incentive to further our mission. The 30% of revenue that we retain will fund further development of our technology platform, other costs of being in business and a profit for our investors. We are not yet profitable due to the substantial investments we continue to make in developing our technology platform, and other business costs. Our plan is to grow our revenues to the point where the 30% we retain will more than pay for technology development, staffing and other costs. We expect to raise enough capital in this campaign to reach profitability and then be able to fund the company with cash generated from operating activities.

Historical Results from Operations

Total revenues grew from $224,831 in 2015 to $1,407,214 in 2016, an increase of 526% which was driven by:
1. an increase in the total number of solar installations from 37 systems installed in 2015 to 209 systems installed in 2016; and
2. an increase in the total number of Powur Advisors from 647 at the end of 2015 to 2,910 at the end of 2016

Our net loss declined from $1,234,191 in 2015 to $581,094 in 2016 primarily due to the significant increase in revenue and writing off our technology platform and other assets in 2015 which did not reoccur in 2016, offset by higher sales commissions, marketing general and administrative expenses.

Net cash consumed by operating activities declined from $1,239,046 in 2015 to $583,061 in 2016, which was almost entirely driven by the operating loss each year and to a much smaller extent by changes in working capital. These operating losses were funded by sales of equity securities to totaling $1,543,710 in 2015 and $977,797 in 2016. Our cash balance increased from $303,379 at the end of 2015 to $697,308 at the end of 2016.

We expect revenues to continue growing from the 2016 level and our net loss to decline towards break even.

Burn Rate and Expenses
We had a $505k cash balance as of 3/31/17 and our cash burn averages approximately $60k per month, although we expect the burn rate to reduce in the future. In the short term we expect our total expenses (excluding the ~70% of revenue earned by Powur Advisors) to be approximately $110k per month, which will grow to approximately $130k per month in the medium term.

Liquidity & Capital Resources

Our cash is primarily held in checking and savings accounts at a major US financial institution. We expect to reach profitability with proceeds from this sale of equity securities and be able to fund the company with cash generated from operating activities without having to raise any subsequent financing.

We have financed our operations through private sales of equity to our founders and various accredited investors. We do not have any convertible debt, lines of credit or loans.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://powur.com//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Powur Cert of Designations--Series 4 Preferred
Powur PBC Series 4 Joinder Signature Page
Powur PBC Subscription Agreement
Powur PBC Stockholder's Agreement
Powur PBC Term Sheet and Summary of Offering
Powur Risk Factors

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History


FOLLOW US FOR UPDATES
2 UPDATES 268 FOLLOWERS
SHARE
TWEET
INVEST IN POWUR
Accelerating the Adoption of Sustainable Energy
599
investors
$1,036,889
raised of $200K-$1.07M goal
$500 min
INVEST
by Wefunder Portal LLC

Buy Stock

$5.9mm pre-money valuation | **$0.346**/share

If you invest, you believe Powur will be worth more than $5.9mm in the future.

The pre-money valuation is effectively the price at which you are buying into the company. Over time, if Powur is successful, this value can grow. If Powur is acquired or files IPO, investors will receive a payout reflective of the company value and their ownership percentage at that time. You get Common B stock if you invest less than $25,000; Series 4 Preferred stock if you invest $25,000 or more. Powur is using a custom contract, see document for details.

INVESTOR PERKS

$500+ - Name and photo listed in “Clean Energy Innovator Wall of Fame” section of our website - “Powur Owner” - recognition pin

$750+ - Name and photo listed in “Clean Energy VIP Innovator Wall of Fame” section of our website - “Powur Owner” - recognition pin - “Good Energy Only” Powur T-shirt. Powur Vehicle Decal

$1,000+ - Name and photo listed in “Clean Energy SUPER Innovator Wall of Fame” section of our website - “Good Energy Only” Powur T-shirt. - “Powur Owner” - recognition pin - Powur Vehicle Decal - Three “10 packs” new Powur Solar Flyers. - 1 month PowurPro subscription free.

$2,000+ - Name and photo listed in “Clean Energy ICON Innovator Wall of Fame” section of our website - “Powur Owner” - recognition pin - “Good Energy Only” Powur T-shirt. - Powur Decals, 3 “10 packs” new Powur Solar Flyers. - Choice of 6-month PowurPro or VIP admission to one Powur event - 1 month free elite marketing co-op subscription. - Choice of 3-month rank up one level (max EA) or VIP admission to one Powur event

$5,000+ - Name and photo listed in “Clean Energy LEGENDARY Innovator Wall of Fame” section of our website - “Powur Owner” - recognition pin - “Good Energy Only” Powur T-shirt. - Powur Decals, 3 “10 packs” new Powur Solar Flyers. - Choice of 6-month PowurPro or VIP admission to one Powur event - 3 months free co-op subscription - Choice of 6-month rank up one level (max VPA) or VIP admission to one - Powur event - 1 day live Executive Mastermind with Powur management team

$25,000+ - Name and photo listed in “Clean Energy FOUNDING Innovator Wall of Fame ” section of our website - “Powur Owner” - recognition pin - “Good Energy Only” Powur T-shirt. - Powur Decals, 3 “10 packs” new Powur Solar Flyers. - Choice of 6-month PowurPro or VIP admission to one Powur event 6 months elite marketing co-op subscription. - Choice of 12-month rank up one level or VIP admission to one Powur event - 1 day live Executive Mastermind with Powur management team - Preferred shares with additional preferences.

> *We’ve solved the solar industry’s sales problem. Powur is a one-of-a-kind platform that provides solar companies with a well educated direct sales force on the ground in communities nationwide.*
>
> *** *Update! We have set a new world record for fastest company to hit $1M in Regulation Crowdfunding history! Thank you to all our new powur shareholders. New investors can still invest until 11pm EDT Friday May 19th!*



Jonathan Budd
FOUNDER & CEO, POWUR

OUR AMBITION

We will be the platform that converts the world to solar power. The solar industry is on the cusp of exploding — only 2% of modern homes use solar and it's finally affordable enough for mass adoption. Our mission is to accelerate the adoption of sustainable energy world wide and help 2,000,000 homeowners save money and gain energy independence.

KEY FACTS

- 526% revenue growth from 2015 to 2016
- 17,000+ homeowners submitted for solar proposals
- $1.4M revenue in 2016
- Over 3,200 paid Advisors
- 39 solar providers using our platform servicing 28 states
- First international residential solar company entering Canada, Australia and Mexico in 2017
- Booking 350 kW per month with over 3 mW booked to date

powur.com

from Del Mar CA

TECH · SOFTWARE · MAIN STREET · PBC & B CORPS · CLEAN-TECH · ENERGY · SUSTAINABILITY

WHY I LIKE POWUR

"I was inspired by Jonathan Budd and his vision for Powur the first time I met him. Since then I have seen him transform his vision into reality and have watched the Powur movement grow. I am thrilled to be along for the ride as an investor, and to see Powur accelerate the international adoption of clean and sustainable energy.



Dean Rosenberg

CEO, VENTURE SAN DIEGO AND VICE PRESIDENT, TECH COAST ANGEL

Powur's Jonathan Budd talks about the future of solar power

March 23, 2017

Jonathan Budd sees solar power as a money-making opportunity. His new company, Powur, essentially lets people add solar to their homes with no upfront costs. While there isn't much technology in his solution he does have some interesting ideas about

Powur Investor Presentation

Thu, May 4, 2017 2:00 PM America/Los_Angeles


Join Powur As a Shareholder!

Watch replay

Your name and email will be shared with POWUR PBC

Already joined? Sign in to view

POWUR PBC

Follow

251 Participants

Learn about the Powur Investment Opportunity via WeFunder.com/Powur. This is a one time only event.

powered by crowdcast

Problem & Solution

Solar companies can't find new customers

Powur has built a national network of strategic partnerships with solar energy companies across the U.S. We provide an unprecedented on-the-ground trusted sales force that these partners could never cultivate themselves and earn 5% of all the solar sales in return.


SUNGEVITY

The Problem: Solar companies have tried and failed to acquire customers profitably. A solar power system for your home is a huge investment. Yet, big solar companies burn money on TV spots, internet ads, and partnerships at big box retailers like Costco. Nobody is going to spend $20,000 while pushing their cart at Costco.

The Solution: Direct sales is absolutely the best way to educate people about new products and industries because it's a one to one relationship that fosters trust and real learning. Powur is a one-of-a-kind platform that provides solar companies with well educated passionate sales people on the ground in communities all over the country allowing them to network at scale.



Home Owner Leads
Lead Reporting
SOLAR ADVISORS
Home Owner Leads
Lead Reporting
POWUR PLATFORM
POWUR PROVIDERS
Education / Trust
Solar System Estimates / Installs
HOME OWNERS

How it works

Low cost customer acquistion at scale (Uber for solar sales)

Our model allows us to focus on creating the highest quality solar leads, while earning a % of the entire sale, building a vast distribution network of contractors to achieve scale, and monetizing with countless additional products.



1: Lead Generation

Powur Advisor generates interested homeowner and submits lead through Powur Platform.



2: Qualification

Powur Advisor transfers customer to solar provider using our app.



3: Appointment

Appointment is held between solar provider and homeowner.



4. Contract

~20% of appointments convert to paying customers. Customer signs a contract to go solar with provider!



5. Install

The solar company that closed the sale is responsible for installation.



Disrupt & Decentralize

A promo video for potential Solar Advisors.



The Powur Revolution

A promo video for potential Powur customers.

Growth + Business Model

We're growing faster than we could have imagined.

We connect Solar Advisors (independent 1099 contractors), residential homeowners, and an established network of Solar providers / installers and keep 30% of all the revenue that transacts across the platform. Our direct sales model gives us an unmatched ability to scale solar customer acquisition without the massive infrastructure cost associated with vertically integrated models.


Revenue to Date (March '17): $1,971,351
Cumulative Leads (March '17): 16,999
Switched from SolarCity to Multi-Provider Model
$2M
$1.5M
$1M
$500K
0
20,000
10,000
5,000
0
Q2 '15
Q3 '15
Q4 '15
Q1 '16
Q2 '16
Q3 '16
Q4 '16
Q1 '17
Revenue to Date
Cumulative Leads

1,407,000

Revenue 2016

Up 526% from 2015

Powur generates revenue through four primary business models:


$499 Initial Training
$29/Month
Powur Pro Access
$58 per Appointment
Avg. $0.17 Per Watt of
Solar System
SOLAR ADVISORS
POWUR
SOLAR INSTALLERS

$499 Solar Advisor initial training	**$29** Powur Pro access / month	**$58** Average charge to solar cos per appointment	**$0.17** Earnings per watt from leads that convert

Solar savings and lead conversion

The average cost to acquire a customer in solar is $3,000. SolarCity, Sunrun, Vivint, and Sungevity all pay this premium, and it's destroyed profitability. We lower this average cost to $1,400, saving our solar partners over 50%, while building a lucrative model for our Solar Advisors by cutting out the middlemen.

$3000	$1,400	~30%	~20%
Average customer acquisition cost in solar	Customer acquistion using Powur	Leads turn into appointments	Appointments convert to installations

39 Partners in 28 States

With Canada, Australia, Mexico and Puerto Rico launching in 2017.

Powur has built a national network of strategic partnerships with solar energy companies across the U.S. Our selection process analyzes public customer reviews and a custom data set on each provider. The relationship is symbiotic. We provide an unprecedented on-the-ground trusted sales force that these partners could never cultivate themselves and earn 5% of every sale in return.

Markets


POWUR DOMINATING
U.S. MARKET
First time in history
ENERGY + SOLAR +
DIRECT SALES
dominating U.S. Market


POWUR ENTERING
CANADA
First time in history
ENERGY + SOLAR +
DIRECT SALES
entering Canada


POWUR ENTERING
AUSTRALIA
First time in history
ENERGY + SOLAR +
DIRECT SALES
entering Australia


POWUR ENTERING
PUERTO RICO
First time in history
ENERGY + SOLAR +
DIRECT SALES
entering Puerto Rico

Click slides to zoom

Some Partners

ZeroCostSolar · SUNPOWER by Hooked on Solar · momentum SOLAR · IES Texas Solar · FafcoSolar ENERGY

GoSOLAR · BAKER ELECTRIC SOLAR · Nexus Energy · AMERICAN SOLAR PARTNERS · Border Solar

"Baker Electric Solar started our partnership with POWUR early in 2017. To date we have been impressed with the number of leads, our associated close rate – but most importantly the customer experience has remained positive throughout the process (lead handoff, consultant contact and ultimately close). This alone makes us look forward to a continued partnership moving forward.

– Ian Lochore
Director – Residential Sales, Baker Electric Solar

Opportunity, Competition, Exit Strategy

Select slides showcasing our massive opportunity

Solar power enjoyed a record-breaking year in 2016 as the "U.S. market installed 14,762 MW of solar PV from approximately 370,000 individual installations and is nearly double the capacity that was installed in 2015". Projected installations related to U.S. solar PV capacity show that it is likely to triple over the next five-year period. It is projected that by the year 2022, more than 18 GW of solar PV capacity will be installed annually. The desired exit strategy of the management team is an initial public offering (IPO).

Source: Solar Market Insight Report 2016, Solar Energy Industries Association (SEIA). March 2017


THE FIRST INTERNATIONAL
SOLAR ENERGY PLATFORM


THE ERA OF
PLATFORM DISRUPTION


NOW: LESS THAN 2% INSTALLED
90 Million U.S. Homes Qualify


THE TIPPING POINT
EVERY 60 SECONDS


2025: Every Home Has Solar


FUTURE
REVENUE
CHANNELS


SOLAR COMPETITION
SCTY LEAD GENERATORS
SOLAR PROVIDERS
DISTRIBUTION
COMPANIES


EXIT STRATEGY
IPO
COMPARABLES

Click slides to zoom

Timeline

Our biggest milestones past and future.

2009 — Direct Sales Leader
Jonathan launches Empowered Entrepreneurs, adding 120,000 customers and building one of the largest followings of direct sellers.

2011

February 2014 — Team Assembled
Jonathan Budd partners with Rick Hou and Paul Walker to build a platform to connect Advisors and solar providers. Jonathan invests $500k of his own money.

September 2014

May 2015 — Second Funding Round: $775,000

June 2015

2016 — Growth + Financing
Revenue grows 526% from 2015 to 2016. Powur raises $1.1M led by Tech Coast Angels.

January 2017

March 2017 — Biggest Month Ever
Powur has biggest homeowner submission month in company history.

April 2017

2017 — Market Expansion
Dominate the US and expand into Puerto Rico, Mexico and Australia.

2018

Vision

Founder Jonathan Budd is inspired to create a business that accelerates the adoption of sustainable energy to help arrest climate change

First Round

Raised first round of $150,000.

Beta Launch

Powur is launched and integrates with Solar City.

Transition to Multi-Provider Model

Powur transitions from SolarCity to launch multi-provider model with 21 installers on the platform in 18 states.

300% Growth + Crowdfunding

Revenue per lead has climbed 300% over 2016, Powur launches first crowdfunding campaign for direct sales with WeFunder.

Other Products

Additional renewable energy product lines added to the Powur platform.

Public Benefit Corporation

Powur is building a new model for sustainability and profitability

Doing well by doing good: Powur is a B Corp, founded with the purpose of measurable positive impact on society. Our strategy is to empower all stakeholders to prosper in the shift to a sustainable world.

9,623,459

Pounds of CO2 Sequestered

LET'S POWER THE WORLD TOGETHER!

Dear Future Powur Shareholders,

It has been a vision of mine for almost a decade that our company, Powur, would play a role in accelerating the adoption of sustainable energy. I didn't know how, I was in my 20's when this idea first came, and the market was hardly ready for the unique contributions we had to offer. But that didn't stop us from pursuing what we believe is one of the most WORTHY ambitions human beings can take on at this moment in history… creating ***a sustainable energy future.***

Over the course of the last decade… everything has matured for our grand vision to come to fruition. We have amassed one of the largest dedicated direct selling solar sales forces in the world. We have fine-tuned and iterated a new model for solar customer acquisition that allows us to expand faster than any national solar company, with the best value proposition on the market as the top local/regional installers compete for our customers' business.

We have carefully collected and curated an impeccable community of human beings to be part of our vision. I am so blessed everyday to work with the THOUSANDS of people who are part of Powur… who share our passion, our commitment, and our work ethic toward a sustainable future.

We have now built one of the largest installer networks in the country, and we are expanding across the world shortly. I am confident there will be no company that has an installation and fulfillment capacity that matches Powur within the next 24-36 months.

Truly, every ingredient required for us to become one of the most dominant brands in the solar energy industry is here. Our mission now is simple… educate. Educate every homeowner we come across, continue to fine-tune our practices, our methodologies, and the skill of our sales force.

And SCALE. Invest heavily in getting our message out to the world and continue to attract talented individuals who want to create their livelihood being part of an industry impacting the future of our world. This is our goal, and this is what we must do if society is to shift to sustainable energy in time to avoid devastating impacts on our climate from fossil fuel pollution.

With you as a shareholder... we will reach these goals even faster. Our message will travel further and wider, and the momentum behind our company's purpose will continue to grow. Thank you for your resources and belief as we will put both to work to deliver planetary and financial ROI to our network of stakeholders.

Sincerely,



Jonathan Budd
Powur CEO / FOUNDER

FOUNDER



Jonathan Budd

Founder & CEO

Enabling a clean energy future for life on this planet has always been my dream. We have the potential to acquire millions of customers over the next decade, as solar hits an "influxion" point.

AND THE REST OF THE TEAM



Andrea Budd

VP Operations

An executive with deep operational, communications and philanthropic skills. Andrea oversaw operations of a start-up that grew revenue from $1m to $20m in under 3 years and she has IPO experience.



Bobby Smith

VP Sales

Bobby previously achieved Vice President with ACN Telecommunications within 18 months, building 50,000+ active consultants in multiple countries. He is a highly respected direct sales industry speaker



Andrew Wilson

CFO

An experienced finance executive with VP experience at multi-national companies, Andy has expertise in financial processes, capital raising, M&A transactions and financial modeling.



Paul Walker

CTO

Paul has 18 years experience architecting web, mobile and desktop applications and server APIs for large enterprises such as Paramount and CBS as well as startups including MySpace and Mellmo, Inc.



Jim Bunch

President

On the startup team at Bamboo.com (now Ipix.com), that acquired 100,000 real estate agent clients, $30 million in revenue & went public in the first year. Founder of The Ultimate Game of Life.



VaNessa Duplessie

VP Field Operations

VaNessa built an international network marketing team of 20,000 reps and regularly speaks to thousands of networkers on leadership and personal development.



Rick Hou

Director of Engineering

Rick has deep experience from 16+ years as a technology architect at ESPN, Toyota, Disney and others. At Shazam, he architected the ipad roll out and helped them grow to 100 million+ active users.

RAISED $3,747,589 FROM 606+ INVESTORS

$650,000	$775,000	$1,085,700	$200,000	$1,036,889
March 2015	September 2015	September 2016	May 2017	In Progress
PRICED ROUND	PRICED ROUND	PRICED ROUND		



Philip Lurie

CEO of ZUZA, a commercial printing company with online solutions. Graduated as a Chartered Accountant in South Africa in 1974.



Warren John Raven

I am a solar advocate. Zero down solar for every homeowner.



Marsha G Leichner

Solar specialist



Stephen E. Maher

Steve is a Solar Advisor helping advocate and educate Homeowners and small businesses. Steve is on the National Expansion team for an international leading brand leading to solar mass adoption.



David Borkowsky

I am an Independent National Advisor with Powur, and Licensed Associate Real Estate Broker in the State of New York.



Melissa Dawson

MORE INVESTORS

DETAILS

How will you make money?

– COLLAPSE ALL

We make money 1) when solar providers complete a sales consultation with a homeowner that we refer; 2) when solar providers complete a solar system installation at a homeowner we refer; and 3) when new Powur Advisors purchase a license to our platform. Our compensation plan is designed to pay 70% of all these forms of revenue to our Advisors, with Powur retaining 30%. In Q1 2017 we signed contracts with providers to generate revenue from other sources of renewable energy besides solar systems, and we plan to continue expanding our sources of revenue.

Isn't solar an expensive indulgence for the most environmentally conscious?

The vast majority of people still don't understand how profitable it is to go solar. We are headquartered in Southern California where electricity is expensive and if you live in a medium sized house or larger, solar will give you a low-risk, after-tax IRR of 12-20% or more if you pay cash. If you can't pay cash you can get zero down financing as long as you have ok credit (~650 FICO or better) and you will save money day 1. Yet drive around any neighborhood and very few homes have panels on their roofs. Why? Are these homeowners earning more than 12-20% after tax on their cash with almost no risk? Do they all have bad credit? No - they don't understand how profitable it is to generate their own clean energy. There is a huge opportunity if we can educate homeowners and overcome their skepticism of the unfamiliar. Solar makes sense for the masses, including those who don't believe in climate change.

Don't believe solar is that profitable? Do some Google searches to learn what WalMart (a company famous for relentless cost cutting) has done. Better yet, contact a Powur Advisor and ask for a no obligation proposal from a couple of high quality solar installers. Don't know a Powur Advisor? We can connect you with one. Or you can become one yourself and make money from the awakening that WILL happen in the coming years.

How big is the market?

The most recent census reports there are 126 million households in the US. Around 70 million of those households live in single family detached homes and another 6 million live in attached homes, which means 75 million of those homes still don't have solar. That puts our total market opportunity at over 100 billion dollars, not including commercial or international markets and not including other renewable energy products, all of which we are going after.

Who are your competitors? How are you different?

Our primary competitors are the people that approach you to talk about solar while you are out shopping, the folks who knock on your door and companies who send you ads in the mail. Those methods of generating leads are expensive and the quality of the leads vary. Powur advisors generate warm referrals without interrupting people when they are busy, the leads are less expensive for providers and they only pay us for definitive results, namely appointments and installations. Better leads for less money and only for results - its the holy grail for solar providers and why so many want to get on our platform when we talk to them.

Why did you choose to promote solar through a direct-selling or Multi Level Marketing model?

Generating leads for rooftop solar systems is difficult and expensive. Its difficult and expensive because consumers are inherently suspicious of sales messages and reluctant to buy big ticket items that they don't fully understand or perceive a need for. The reality is that tens of millions of homeowners in the US alone can have a solar system installed on their roof in 90 days or less, can finance the system with zero out of pocket, and they will pay less for clean electricity generated from sunlight than they currently pay to their utility. When a homeowner hears this from someone who knocks on their door, approaches them when they are shopping or reads it on junk mail (if they even read junk mail), they are skeptical and resist. Direct sales is an ideal medium for solar because it produces higher quality, warm leads than the various other methods while enabling our direct sales organization to make significant income by helping shift our world to clean, abundant energy.

19 million people in the US alone are engaged in direct sales, generating $36B in annual revenue.

How do your partners traditionally get leads?

Mostly warm networking. The primary strategy that we teach is, in fact, warm networking. Now there are 1099 contractors, so they get leads through a lot of different places. We can't control it all. Some people go to booths, or some people rent booths at expos. Some people are probably out there doing some cold calling. Some people are knocking on doors, but a lot of people are going to their warm network. They're making a list of all the homeowners they know. They're thinking about: who does my taxes, who's my accountant, who's my hairdresser, who are all of my uncles and aunts, and they're calling them up and saying, "Hey, Uncle John. I just started a new business in solar and I think we could really save you some money on your electricity bill. I work with the best provider here and it's all zero down and it's free to look at. Can I set you up with a consultation?" The majority of these leads are warm referrals.

What was being done, before Powur, to generate leads?

The most successful strategy was door to door. Outside of that, people are buying spots on radio. They're buying newspaper spots. They're doing online marketing; Google, Facebook ads, things like that. There's a lot of banner advertising out there. The biggest solar companies have tried to tap into television and they've all fallen completely on their face. There's never been a profitable TV ad for solar. That's what they're doing. Most of the industry is a referral based industry. They need to get customers and then get referrals from those customers. There have also been partnerships with big box retailers like Home Depot and Costco. I've often been approached when I go to those places.

SolarCity was really the only company that successfully had a big box retail partnership and it was Home Depot, so that's certainly not the norm. Sunrun has since tried to duplicate it with Costco but it's just fallen on its face. Nobody in Costco really cares about solar. Home Depot was a successful partnership for SolarCity and that was pretty much the one example of a really great big retail outlet. It was also horrendous. If you look at the numbers, it never really penciled out for SolarCity. The cost of acquiring that Home Depot customer, they had to employ a guy to manage the guys who are on the floor. They had to pay a salary to the guys on the floor. The guys who were on the floor who generated the lead then had to send the lead to a consultant. They had to pay him a salary and a commission, and then they had to pay Home Depot a commission. Their cost per customer was so astronomical, that's why SolarCity still to this day has burned hundreds of millions of dollars a year. No matter how many systems they sold, they have never been able to turn a profit.

What were companies paying to acquire customers before Powur came along, and what are they paying with Powur?

The average cost to acquire a customer in solar is $3,000. It depends who you are. If you're SolarCity, you've lost money, a lot of money on that $3,000. Same for Sunrun, same for Vivint, same for Sungevity. There is no profitable national solar company. The average cost for all of our providers, customers, appointment revenue, everything, if you were to all-in the cost to us it's probably around $1,400.

The other really big thing about Powur is that we eradicate the variability of that cost because it can be devastating if you do a radio ad and you pull one customer and that customer actually costs you $10,000. There's just a highly variable cost to a lot of the lead generation out there. Because Powur only bills at success milestones, really predictable ones, we bill a provider when they book an appointment with a customer. They go to his home and they present him a proposal. We know that if you're in the home presenting a proposal, you're going to close a lot more of those deals. It's a much more consistent, non-varying cost to acquire a customer. The second time we bill them is the date the system is installed, so they've already got their cash which is also huge for them.

What is the process for finding partners and getting them online?

It's just a lot of hardcore business development, making our targets of who we want to be partnered with, often by ratings on solar reviews and Yelp, and looking at the companies that the crowd has already surfaced to the top and saying, "Hey, these are the best companies," because a lot of times, they're right on. If the crowd has rated a company pretty high, it's probably a great company. We start there, do a lot of business on LinkedIn, and find ways to get connected to the decision makers. Then we look at how long they have been in business. Nobody's allowed on the platform who's under two years old. They've also got to have a minimum amount of installs; we want to see that they've done 100 installs minimum.. People we partner with have also got to have great financing products for their customers. We look at the things that are really going to make sure that we've got some level of quality control and some level of product competitiveness.

Then we just do an assessment of the management team and vet out goals; are we aligned and how hungry are they, and will they really be willing to work with us in a way that we need them to work with us? Now that we've probably screened 100 different providers and signed 39 and we've got 3 months of data on all of these providers, we're able to see right off the bat who's going to be a better provider than another and what are some of the flags you want to avoid. If they're quite unresponsive early on, then you probably want to nix that deal right then and there because they won't be more responsive once you start sending them leads.

What is the role of the Solar Advisor and how do you find more Advisors?

Powur Solar Advisors are independent 1099 representatives that generate income referring solar leads through Powur's proprietary platform to its network of providers. The Solar platform allows Powur Advisors to build relationships with prospective customers through a variety of channels (in person, social media, mobile, and web), track prospects and customers through the sales cycle, build a sales organization for commission overrides, get key reporting metrics to monitor and grow their customer portfolio as well as receive extensive direct sales training through comprehensive training and certification. Each time a Solar Advisor sets an appointment they are paid a commission for setting the appointment and every time a solar system is installed they earn a larger commission. Solar Advisors are also able to earn significant commission overrides by recruiting, training, and deploying their own sales organization through the multi-level marketing business model.

Additionally, the Powur platform and direct sales network built by the Solar Advisors can be leveraged to distribute additional renewable energy and energy efficiency products and services to customers in the future. The data collected by the platform and advances in the performance of sustainable energy technologies will allow the Company to determine which products and services to sell, such as energy storage, efficient water heaters, HVACS, LED's, etc. Powur, along with its growing team of Solar Advisors, is focusing on the marketing and distribution of solar energy with an eye towards all future products that will move the world to reduce its consumption of hydrocarbons while simultaneously providing cost savings to customers.

What is the price hurdle for solar?

The price hurdle is really only existent in what I would call the really immature solar markets, like some states in the Midwest, for example. When you're paying $0.06, $0.07 per kilowatt hour for power, it really pushes your payback and your ROI on solar further back. The big thing is, those aren't very populated states. You look at where the population of the United States is, it's on the coast. The coast has expensive power. Right now, for about 70% of the U.S. population, we're absolutely the cheapest form of electricity they can get. We can come in day number one, we can undercut their current utility bills with financing, and over time, we can show them phenomenal savings, because once they pay off the loan, which is the most popular way people finance a solar system today, they never pay for electricity again. If you had a choice of spending less for your energy today and some time over the next 10 years or 20 years never paying for energy again, or continuing to spend more for your dirty energy indefinitely from your utility, why would anyone continue to spend more forever and have no control if they could take control, be green and save tens of thousands of dollars? It just doesn't make sense.

There is some kind of a credit barrier. There is a minimum credit, so if you have less than 650 credit, it's going to be tough to get financing for solar, so certainly there's people out there that cannot go solar because they can't get access to financing, but that's not going to affect the opportunity too much.

How much cheaper is solar going to get over the next five years, and how accessible will it become?

It's really not going to change as drastically as people think. There is no other technology on the horizon that's going to come in and replace photovoltaic technology. There are some other things that people are working on, but it's all very R&D. To achieve the kind of economy of scale that PV has today, where you're installing just tens of millions of homes and gigawatts of electricity around the world, it's taken decades even to get to the point we're at today. There's going to be a whole other level of economy of scale to get to where we need to go tomorrow.

The solar industry has had really bad margins because we're racing to the bottom, right? We've got to be able to undercut fossil fuels to compete and win that electricity generation business. Where we are today, essentially, even in a lot of markets, and certainly over the next few years in almost every market, once we can consistently beat fossil fuel generation prices by 10%, 20%, 30%, the solar industry's going to start taking some margin. People are going to start to make money. It's not going to make sense to just continue to have it fall through the floor forever. I think you're going to see the industry mature around just a better undercut price of fossil fuels. As things continue to get cheaper and come down, the industry's going to make some more money. I don't think it's ever just going to fall to nothing.

How do you find sales people, and what is the experience like for them?

We have 3200+ independent contractors on our platform today, all across the United States. We find them through a variety of channels. A lot of times, they're referred by friends. We also do a lot of online marketing, a lot of Facebook marketing to specific groups, and we've generated hundreds of advisors which are what we call our contractors on our platform. We train our advisors to be knowledgeable and educated about cost saving solutions and energy saving solutions to homeowners. They're professional type people that want to earn extra income, part time income or even full time income, by being able to represent the best energy products on the market today. They do that through our network of providers. They're passionate about it. They want to be able to set their own schedule. They want to have flexibility. They want to have time freedom, financial freedom, and that's what our platform provides. We're not their boss. We give them access to a platform so that they can submit leads and build a sales organization from the palm of their hand, and they control it.

When our advisors submit a lead to a provider and that lead turns into an appointment, which means their lead sat down with the provider and reviewed a proposal, they get paid. They get paid upfront at the appointment and they get paid even more at install. We get paid on a price per watt basis, so essentially the bigger the system we sell, the more we get paid. That's directly linked to them. Powur's kind of like Uber for solar. We're going to pay out 70% of all the revenue that transacts across our platform. Our advisors are out there crowdsourcing the customers. They use our platform, they go find customers and it's all on their time and their dime. They're all 1099 contractors. Then we crowd source the fulfillers, the providers. We just connect the two and we keep 30% of what transacts across our platform.

What do your conversion metrics look like?

Our metrics that make this profitable are pretty much 30% of the leads that we submit turn into an appointment, because for whatever reason, probably half the homes you submit, it's just not going to be the right time for the homeowner or there's something blocking it or the electricity bill isn't big enough, or whatever it is. Then a good percentage of the people just don't end up making it to appointment. They get busy, they go AWOL, whatever. We expect about 30% of submitted leads to turn into an appointment and 20% of the appointments to turn into an installation.

Will you be acquiring new reps to add to the 3,000 you already have?

We think the potential of this network is hundreds of thousands of reps. If you look at category creating direct sales companies, Ambit Energy was the first direct sales company to actually bring an energy model to direct sales. That was when energy deregulated back in the early 2000s. They have over two million customers now and they have over half a million representatives, and they only operate in 11 states. We're operating in 28 states already and we're getting ready to go international. We're up in Canada before the end of Q2, so we absolutely think the potential of this company as the category creating first to market solar energy company in direct sales is half a million reps to a million reps just in the United States.

What are your key numbers that you're tracking for progress from last year?

Just at a very top level sort of view, our company did $225,000 in revenue in 2015, $1.4 million in 2016 and we're pacing and on track to do, I think our business plan says $2.6 million in 2017. We definitely saw a lot of growth in 2016. There are 3,200 1099 contractors on the platform right now. We've been submitting 1,000 leads a month for the last three months, and March 2017 was our biggest lead submission month ever. We definitely saw a dip when we made our transition away from SolarCity, because that was a really crazy time. We essentially removed the one provider we had and made a transition over to this whole new model. It was a big business model change. Whenever there's that much change going on, obviously a lot of the advisors waited to see how things were going to play out. When we launched the new business model, lead generation quickly came back. We're seeing about 26% of leads submitted turn into appointments. We are also tracking close to 20% conversion rate from our appointments to our final contracts.

What are your plans for growth when looking at the next six months to a year?

We plan to work our faces off. I want to be on tour all over the country, leading events in all of our major markets, promoting into those events, and developing strong communities of advisors in each of these cities on the ground. I want to deeper integrate our advisors with our providers, so best practices can be shared from the top sales consultants with our lead generators on the front end, and we can submit higher quality leads that convert even better and just overall strength in that relationship. I want to start investing a lot more money into the advertising campaigns on Facebook and there's a lot of infrastructure stuff that we want to focus on as well. Making our platform more seamless for providers to update our lead records, automating invoicing and payments and transactions and doing a lot there that's going to make our commission engine much more seamless. We're right in the middle of refining and nailing and scaling a pretty cool model.

What keeps you up at night? What could go wrong?

Really, it's going to always be different challenges at different stages. At this stage that we're in right now, what keeps me up at night is our providers doing a phenomenal job closing our deals. There's a lot of hands on work taking place to micromanage and problem solve and do whatever we can do to move these providers to the finish line. They're not all created equal. We have amazing partners that blow us away, like Baker Electric Solar, and we have some partners, frankly, that we're going to be throwing off our platform because they simply are not doing well at all. That's probably the biggest thing right now.

I just see everything else as a matter of time. We're going to continue to dial our software in so that we make the integration methods really seamless. Of course, because we pay our reps and we motivate our reps based on their leads moving through these milestones, it's really important that they are seeing progress quickly and that things are converting well. That's what motivates them to continue to submit more leads and tell all their friends about it. I think our software is going to continue to bring all of our response times down there and just make that process amazing.

My hope is that over the coming year, we're really going to get to meet and partner with a heck of a lot of organizations, build out our coverage and weed out the bad ones and really promote the good ones, such that we have multiple providers in every market that we can trust to really do an amazing job handling all of these leads. I think that's going to get us in a great position to really scale. Then were the company to really enter into some significant, exponential growth, it will likely introduce a whole other series of challenges like: all right, what happens if we go from submitting 100 leads a month to provider X in Oregon to 300 leads a month in 30 days? How is that provider going to keep up with that? They're not, so we're going to need a pipeline of providers and we're going to need to build systems to manage volume. That's a future problem, if we nail the first problem.

Who makes up the Powur team?

We are a ragtag group of crazy, highly driven, warrior entrepreneurs who have executed our faces off for the last three years to solve a tremendous amount of challenges inside the solar industry and inside bringing this business model to market. We're all driven by very similar things. We have a huge passion for contribution, for purpose, and for impact. We see solar as a necessity to a sustainable future for the world. To us it's a necessity to power our planet in a clean way and as a massive value proposition for pretty much every end user. It's an industry that we're just really passionate about and excited to be in, and we think that we can make a dent in accelerating adoption by bringing this model to market. If we had half a million people who are out there talking to friends, neighbors, everybody under the sun every day about solar, that's going to raise some significant awareness and some significant education and we're going to move this country onto solar faster than if Powur didn't exist. I think that's what drives this team every day to overcome whatever the hell we have to overcome to win, to succeed.

What's your cash flow?

We had a $505k cash balance as of 3/31/17 and our cash burn averages approximately $60k per month, although we expect the burn rate to reduce in the future. Although there are no guarantees we expect to reach profitability with the proceeds from this raise as long as we close at least $200,000. If we raise the full $1,000,000 then we will be able to make more investments in technology, marketing and new hires to grow faster. Once we reach profitability we will be able to fund the company with cash generated from operating activities without having to raise any subsequent financing. Even though we expect to be able to run the company with no additional capital after this campaign, we plan to raise a large Series A round (of $5 - $10 million) in 2018 or 2019 in order to accelerate the company's growth and profitability.

ASK A QUESTION

Type your question here...

ASK QUESTION

Alan Jacobson Apr 22

Great idea. I wish you the best of luck for a variety of reasons, not the least of which is our need to reduce fossil fuel dependence. I have just two questions: With multiple solar providers in each market, how do you decide which company you are referring a customer to? Put differently, if I'm a prospective customer who likes to shop around for the best company and best product, how do I know that your service has referred me to the best provider for me? Also, how are you generating leads in a way that current solar companies cannot do themselves? Thanks!



Andrew Wilson CFO EMPLOYEE Apr 22

Hi Alan, we only allow the best providers with installation expertise and high customer satisfaction ratings onto our platform. 2+ years in business, 100 or more installs and at least 4 out of 5 customer ratings. Our Powur advisors can build a 6 figure income (and larger) by building a referral network across the US and internationally. Solar companies cannot motivate or reward clean energy entrepreneurs the way we can, which is why they still employ door to door sales people, run radio ads, send direct mail, even TV ads.

LIKE

Dean Hawkey May 4

As someone that hopes to convert to solar in the next 5 years. I am extremely interested in Solar City's new solar shingles. And I would think they will be a major player in the future. So I'd like to hear about ties you already have with Tesla and Solar City, and what future partnerships are you looking at?



Jonathan Budd Founder & CEO FOUNDER May 4

Hi Dean - I have an absolute view point on this. :) Please forgive my lengthy response but I want to give an earnest answer.

Unfortunately, many people are very misled as to what the solar shingles Tesla proposed actually are and their viability. They are largely looked down upon across the solar industry for a variety of reasons.

It is my firm belief that the entire solar single roll out was a dog and pony show by Elon Musk to convince shareholders to approve the acquisition of SolarCity by Tesla. The viability of that product is in DEEP question.

Many solar shingle products have been attempted and failed across the board for solar. Tesla has committed to no date what so ever on this roll out, nor locations it will be available.

Homeowners could find themselves waiting YEARS, maybe longer, and then discover that the product is never going to be available in your market.

What's worse... it was sold as a cost competitive source of energy and this is entirely not the case. It only makes sense if you in fact need to replace your entire roof. Compared apples to apples to PV technology today, no one would purchase a solar shingle because it's multiple times more expensive.

The only customers this product would be a fit for are customers who need a new roof, and in theory, getting that new roof with shingles would cost the same as your new roof and new solar panels at the same time. Of course, this is theory because there's no date for the product, no markets announced, and no version of it that has worked in the past.

Lastly, every product SolarCity has announced other companies in the industry are doing better. LG has cheaper and more efficient panels. LG now has a cheaper and better Battery technology than Powerwall with the LG chem. SolarCity is getting it handed to them in financing, installation times, etc.

I am confident if solar shingles ever do become a viable product... there will be multiple other players in the market doing it as well, or likely better, than SolarCity / Tesla. Powur could partner with any of them.

For now, it is a total disservice to homeowners and the solar industry for anyone to be waiting for a product that is conjecture... when you could be getting the benefits of solar TODAY, at a much cheaper cost.

LIKE

MORE QUESTIONS

RISKS SPECIFIC TO POWUR

1. Solar Energy Market. The Company intends to operate a direct selling business offering solar and other alternative energy products from sales made through a network of independent sales distributors. The success of Powur will be directly related to the quality of the products sold by Powur and the effectiveness of its distributors. There is no assurance that there will be a demand for the products sold by the Company or that the independent distributors will be successful in their efforts.

2. Changes to Net Metering rules. The economic benefits to customers from installing solar... **READ MORE**

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

Powur is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$500 min INVEST

Can I change my mind and get a refund?

How is Wefunder compensated?

Have another question?



Andrea Budd

Vice President, Operations at Powur, PBC

Powur PBC • Boston University

Greater San Diego Area • 268

Connect | Send InMail

I am a highly skilled, broadly experienced executive, employing sophisticated operational and communications expertise in traditional and new economy businesses to inspire people and drive profits.

Messaging

Experience

Vice President, Operations
Powur PBC
Jan 2015 – Present • 2 yrs 4 mos
Greater San Diego Area

As Vice President of Operations at Powur, PBC I oversee Powur's financial, human resources, legal, regulatory compliance, customer service and other operational activities. I am a strategic, creative leader with powerful communications skills that inform all aspects of the business, particularly processes and procedures for needed structure while also promoting innovation and nimbleness, collaboration and loyalty, and ethical business practices for measurable results.

See less

Chief Operations Officer
Empowered Entrepreneurs, Inc.
Jun 2010 – Feb 2015 • 4 yrs 9 mos

See description

President, The Phoenix Foundation
The Phoenix Companies
Jan 2004 – Jun 2010 • 6 yrs 6 mos
Hartford, Connecticut Area

See description

Vice President, Corporate Communications
The Phoenix Companies
Feb 1995 – Jan 2004 • 9 yrs
Hartford, Connecticut Area

See description

Director of Public Relations
Johnson Memorial Hospital
1989 – 1995 • 6 yrs
Stafford Springs, CT

See description

See more positions

Education

Boston University
Bachelor of Applied Science (B.A.Sc.), Public Relations, Advertising, and Applied Communication
1978 – 1981
Activities and Societies: Women in Communications, Public Relations Society of America, AdClub

Featured Skills & Endorsements

Public Relations · 14	Endorsed by Jonathan Budd, who is highly skilled at this Endorsed by 3 of Andrea's colleagues at Empowered Entrepreneurs
Strategic Planning · 13	Endorsed by 2 of Andrea's colleagues at Empowered Entrepreneurs
Corporate Comm… · 12	Endorsed by 2 of Andrea's colleagues at Empowered Entrepreneurs

View 12 more

Interests

Pulse
1,514,290 followers

Boston University
266,147 followers

On Startups - The Community For Entrepreneurs
853,863 members

Empowered Entrepreneurs
10 followers

Boston University
277,286 followers



Andy Wilson

CFO at Powur, PBC

Powur, PBC • Northern Arizona University

Carlsbad, California • 500+

Connect | Send InMail

Hands-on, versatile, detail oriented financial executive with progressive experience in both public and private environments. Broad background in finance and accounting with deep expertise in treasury and risk management operations as well as a high degree of proficiency in financial planning and analysis, financial reporting, M&A analysis and integration, capital markets transactions and maintaining relationships with investors. Adept with financial systems and a track record of implementing technologies to improve business processes.

Specialties: Capital markets, debt financings, investor roadshows/presentations, strategic planning, leveraged buyouts, mergers and acquisitions, FP&A, financial modeling, foreign exchange and interest rate derivatives/hedging, FAS133/138, domestic and international cash management, Cross border tax issues, risk management, insurance, contract negotiation and leasing. See less

Messaging

Experience

CFO
Powur, PBC
Nov 2016 – Present • 6 mos
San Diego, CA

Investor
Investor
Jan 2012 – Present • 5 yrs 4 mos
Carlsbad, CA
See description

Member
Tech Coast Angels
Jan 2016 – Present • 1 yr 4 mos
San Diego, CA
See description

Board Member
Day for Change
Dec 2014 – Present • 2 yrs 5 mos
San Diego, CA
See description

Interim Treasurer
ServiceNow – The Enterprise Cloud Company
Jun 2015 – Mar 2016 • 10 mos
Greater San Diego Area

See more positions

Education

Northern Arizona University
MBA
1996 – 1997

Nottingham Trent University
BA (Honours), Finance
1993 – 1996

Featured Skills & Endorsements

Financial Modeling · 27 — Endorsed by 4 of Andy's colleagues at Cymer

Mergers & Acquisi... · 25 — Endorsed by John Radak, CPA, MBA, who is highly skilled at this; Endorsed by 4 of Andy's colleagues at Cymer

Finance · 23 — Endorsed by Rodd Mann and 4 others who are highly skilled at this; Endorsed by 3 of Andy's colleagues at Cymer

View 41 more

Recommendations

Received (2) | Given (13)

Sharon Davis
Claims Supervisor at CorVel Corporation
August 1, 2008, Sharon worked with Andy in different groups

I worked closely with Andy in Risk Management at Sunrise Medical. This responsibiltiy was transferred to him about about 6 years ago when the Director of Risk Management left Sunrise Medical. Andy quickly learned Risk Management principles and became very astute, financially savvy and creative in transferring risks. He also championed loss prevention working with the various divisions within Sunrise. He worked well with our insurance brokers and carriers to obtain the best insurance products that met Sunrise's needs.

Andy did this while also handling treasury responsibilties. He is well respected and a financial wizard in the area of cash and risk management. I would highly recommend Andy for an executive level finance position. He would be a tremendous asset to any company lucky enough to get him."

Rodd Mann
Investor and Management Consultant at Rodd Mann Consulting
August 1, 2008, Rodd worked with Andy in different groups

Andy and I worked closely on a variety of financial issues and challenges at Sunrise Medical. He was expert in the treasury area: Banking, Risk Management, Hedging, Leases and all related areas. But in addition he had a surprisingly good grasp of the financial areas outside of his direct supervision: GAAP, financial reporting, financial planning, and especially, financial systems. Andy was well-respected throughout the firm and among the financial stakeholders including the owners and bankers. I can easily recommend him for a senior treasury role, but also suggest he be considered for controller positions since his broad capability would make both him and the firm successful.

Interests

Pulse — 1,514,290 followers

Cymer — 11,769 followers

Nottingham Trent University — 113,876 followers

ServiceNow — 79,799 followers

MovoCash, Inc. — 78 followers

Tech Coast Angels — 3,850 followers

See all



Henrik Rosendahl

Serial High-tech Entrepreneur, Board Member, Investor & Advisor

NeuVector • Massachusetts Institute of Technology - Sloan School of Management

San Francisco Bay Area • 500+

Connect | Send InMail

Serial Enterprise Software Entrepreneur. 4 successful exits (two to VMware)Co-founder of CloudVolumes - named one of Five Strategic Acquisitions That Reshaped VMware by Forbes.

Messaging

Henrik's Articles & Activity

2,790 followers

+ Follow



CONTAINERS VS VIRTUAL MACHINE…
Henrik Rosendahl on LinkedIn

[video] @Docker and #Kubernetes | @CloudExpo @Rancher_Labs #DevOps #AI
Henrik liked

Time for Docker, Inc Con 2017!
Henrik liked

DockerCon 17 visit us at Booth #E2
Henrik liked

See all articles

See all activity

Experience

Head of Business Development & Investor
NeuVector
Jun 2016 – Present • 11 mos
San Francisco Bay Area

NeuVector delivers an application and network intelligent container security solution that automatically adapts to protect running containers. Don't let security concerns slow down your CI/CD processes.

Media (1)


NeuVector
CONTINUOUS NETWORK SECURITY FOR CONTAINERS

The NeuVector Container Security Solution

See less

Advisor & Investor
NordSense
Jan 2017 – Present • 4 mos
Copenhagen Area, Denmark
See description

Mentor
Alchemist Accelerator
Jan 2016 – Present • 1 yr 4 mos
San Francisco Bay Area
See description

Advisor & Investor
DeferPanic
May 2016 – Present • 1 yr
San Francisco Bay Area
See description

Investor
Vivino
2014 – Present • 3 yrs
San Francisco Bay Area
See description

See more positions

Education

Massachusetts Institute of Technology - Sloan School of Management
Management, Marketing
2005 – 2005

Right Management
Executive Training Program
2003 – 2004

DTU - Technical University of Denmark
1990 – 1994

See more education

Featured Skills & Endorsements

Start-ups · 99+
Endorsed by Prashant Shah and 29 others who are highly skilled at this
Endorsed by 5 of Henrik's colleagues at CloudVolumes Inc.

Cloud Computing · 99+
Endorsed by Douglas Brown and 24 others who are highly skilled at this
Endorsed by 3 of Henrik's colleagues at CloudVolumes Inc.

Entrepreneurship · 99+
Endorsed by Christian Dörffer and 13 others who are highly skilled at this
Endorsed by 5 of Henrik's colleagues at CloudVolumes Inc.

View 38 more

Accomplishments

1 **Project**
Off-grid without compromise

Interests

- **Lua** — 878 followers
- **DTU - Technical University of Denmark** — 75,225 followers
- **451 Research** — 5,169 members
- **NeuVector** — 52 followers
- **Joyent** — 11,318 followers
- **Event Marketing Pros** — 29,092 members

See all



Jim Bunch

Co-Founder & President at Powur | Public-Benefit Corporation | Environmental Sustainability | Clean Energy

Powur • University of Florida

Greater San Diego Area • 500+

Connect Send InMail

Every 60 seconds, a home goes solar. As a leader in the solar revolution, we plan to install solar panels on 2 million homes by 2025. My name is Jim Bunch and I am the Co-Founder and President at Powur, the first clean energy tech…

See more

Messaging

Experience

Co-Founder & President

Powur

Oct 2015 – Present • 1 yr 7 mos

Greater San Diego Area

In October of 2015, I co-founded Powur and continue to direct and lead the organization, as well as lay the foundation for the company's vision of international expansion. Under my direction, Powur is leading one of the largest industry disruptions in history as our society trades dirty energy for a clean, sustainable future. Joining forces with SolarCity and over 20 other solar providers, Power plays an integral role in accelerating the worldwide adoption of clean, sustainable energy.

Powur, a certified B Corporation, is a leader in the solar revolution serving as the first clean energy technology, being called the "Uber of Clean Energy", that is disrupting and decentralizing the way the world uses energy. Comprised of forward-thinking, innovative individuals, the team at Powur is thrilled to be a part of the solution that changes how the powers their homes and businesses across the planet..

Specialties: • Entrepreneurship • Marketing • Disruptive Technology • Keynote Speaking • Mentoring • Coaching • Personal Development • Environmental Sustainability • Benefit Corporations • Clean Energy • Organizational Growth

Media (2)

Website | Powur



Video | Powur Partners

See less

Founder

The Ultimate Game Of Life

Sep 2001 – Present • 15 yrs 8 mos

Greater San Diego Area

See description

Founder
CoachGenie.com
Jan 1997 – Present • 20 yrs 4 mos

See description

Founder
Jim Bunch Coaching
1996 – 2012 • 16 yrs
Greater San Diego Area

See description

Regional Sales Manager
Bamboo.com
Oct 1999 – Feb 2001 • 1 yr 5 mos

See description

See more positions

Education

University of Florida
B.S., Pre-Med
1987 – 2009
Activities and Societies: Tennis, Nutrition club, Pre-med Speaking Group (APES- Aids Peer Education)

Volunteer Experience

Donor
Fresh Start Surgical Gifts

As a top organization that helps children, Fresh Start Surgical Gifts transforms the lives of disadvantaged infants, children, and teens with physical deformities caused by birth, accidents, abuse, or disease through the gift of reconstructive surgery and related healthcare services.

See less

Volunteer & Donor
Pachamama Alliance

See description

Featured Skills & Endorsements

Entrepreneurship · 99+

Endorsed by **Jonathan Budd and 22 others who are highly skilled at this**

Endorsed by **7 of Jim's colleagues at The Ultimate Game of Life, an Edutainment Co.**

Start-ups · 87

Endorsed by **Mitch Thrower and 6 others who are highly skilled at this**

Endorsed by **5 of Jim's colleagues at The Ultimate Game of Life, an Edutainment Co.**

Leadership · 79

Endorsed by **Jonathan Budd and 3 others who are highly skilled at this**

Endorsed by **5 of Jim's colleagues at The Ultimate Game of Life, an Edutainment Co.**

View 40 more

Recommendations

Received (5) Given (6)

David Steel
CEO EveryoneLinked ✔ LinkedIn Author ✔ Social Media Speaker ✔ Brand Management ✔ LinkedIn Client Acquisition
September 13, 2008, David worked with Jim but at different companies

Jim and I have been involved in a Mastermind group for several years. He is brilliant in his ability to understand people and issues. He is an excellent coach and trainer. His ideas are always on point and extremely helpful.

Saskia Feain
Tse Group Intero Real Estate Services
September 7, 2008, Saskia was a client of Jim's

Jim is my coach and mentor and has been the last few years. One of Jim's staff says he's the only coach out there that drinks his own CoolAide. I'd echo that but not only does he walk the walk and talk the talk he does it with integrity and passion.

There is no hiding with Jim - he finds your 'heel' and puts you back on track.

The one thing that stands out most about his company and his coaching is he offers great tools and systems to keep you on target and on track. I've yet to come across a coach that offers such a great system and such dedication.

View 3 more recommendations

Accomplishments

3 **Organizations**
U.S. Green Chamber of Commerce • The Ultimate Game of Life • Transformational Leadership Council

1 **Language**
English

Interests

Richard Branson
Founder at Virgin Group
10,944,368 followers

Marketing & Advertising
14,483,421 followers

Energy Priorities
10,267 members

Powur, PBC
170 followers

42Floors
4,345 followers

Bill Gates
Co-chair, Bill & Melinda Gates Foundation
7,274,757 followers

See all



Jonathan Budd

Founder, CEO at Powur, PBC

Powur, PBC • Hofstra University

Greater San Diego Area • 500+

Connect | Send InMail

Jonathan Budd is committed to "creating a world that works for all life" and to leaving "a better world than we found" for future generations. He fulfills this mission in his daily life and through leadership of several game-changing organizations.

After earning his bachelor's degree in psychology, Jonathan turned to the home-based business industry. By age 26, he was one of the fastest and youngest success stories in the history of direct sales, earning his first $10,000,000 by that time. He founded Empowered Entrepreneurs to teach others the principles of entrepreneurship and modern day marketing that fueled his success and has served nearly 100,000 customers since then.

Jonathan's drive is about more than financial success. It is about using that success to fulfill a deeper calling to give back to humanity. He founded The Global Transformation Council to support non-profit organizations that are making great transformational impact through innovative solutions to many of our world's most challenging problems. Jonathan has donated hundreds of thousands of dollars to support organizations such as The Pachamama Alliance, Freedom from Hunger, charity: water, among others.

Jonathan is also founder of Futuristic Marketing, LLC, a fresh, new approach to entrepreneurial training… an approach based on a community that supports one another and is empowered with all the right knowledge, information, teachings, AND tools to accomplish business goals and dreams. See less

Messaging

Experience

Founder, CEO
Powur, PBC
Jan 2014 – Present • 3 yrs 4 mos

Jonathan heads up day-to-day operations and strategy that allow Powur's entrepreneurs to succeed at their finest. From forming key strategic partnerships, attracting the best talent, and innovating how solar is sold… Jonathan has his hands in everything Powur.

See less

Founder
MyStand Inc.
2012 – Present • 5 yrs
See description

President
Global Transformation Council Inc
2011 – Present • 6 yrs
See description

CEO/President
Empowered Entrepreneurs Inc.
Jul 2007 – Present • 9 yrs 10 mos
See description

Founder
Futuristic Marketing, LLC
2012 – 2014 • 2 yrs
See description

Education

Hofstra University
Bachelors, Pyschology
2002 – 2006
Activities and Societies: Created an organization called 'The Community' which was dedicated to bringing more awareness surrounding many current issues are world is faced with, as well as ancient modalities such as yoga, meditation, and Tai Chi to help people be more peaceful.

Somers High School

Featured Skills & Endorsements

Entrepreneurship · 99+
Endorsed by Jim Bunch and 25 others who are highly skilled at this
Endorsed by 2 of Jonathan's colleagues at Empowered Entrepreneurs

Marketing · 99+
Endorsed by Dave D. Williamson and 11 others who are highly skilled at this
Endorsed by 2 of Jonathan's colleagues at Empowered Entrepreneurs

Online Marketing · 80
Endorsed by Justin Christianson and 7 others who are highly skilled at this
Endorsed by 2 of Jonathan's colleagues at Empowered Entrepreneurs

View 33 more

Recommendations

Received (6) | Given (0)

Robert Styler
Founder at CREW
March 5, 2015, Robert reported directly to Jonathan

Jonathan has a rare gift of being at the cutting edge of innovation and business success, while still managing to keep his heart open and continue learning. He could make more money doing other things, but his mission is to create "a world that works for all life," and I am proud to be working with him. The world needs more leaders like Jonathan Budd.

Beth G Hawkins Local SEO For Small Businesses
Principal Consultant at Charlotte Digital Media Corp-Focused on helping small business owners grow their business online
August 17, 2010, Jonathan worked with Beth G Hawkins in the same group

Jonathan Budd is truly an amazing person. By the age of 25 he was a 7 figure earner with internet marketing and had become one of the most sought after coaches on the internet. The awesome thing about Jonathan is that he accomplished this starting from the basement of his parent's home only a few short years ago. Today he lives a dream lifestyle in southern California and offers the highest quality training available on the internet in the science and technology of using the internet to generate quality targeted leads and steady massive online revenue.

View 4 more recommendations

Interests

Hofstra University
82,854 followers

Pulse
1,514,290 followers

Hofstra University
81,452 followers

Jigar Shah
Co-Founder at Generate Capital Inc
344,549 followers



Paul Walker

Founder, Director of Engineering

EyeCue Lab • University of California, Los Angeles

Greater San Diego Area • 500+

Connect | Send InMail

Experience

Founder, Director of Engineering
EyeCue Lab
Mar 2014 – Present • 3 yrs 2 mos
Greater San Diego Area

Chief Application Architect
Yapert
Mar 2013 – Jun 2015 • 2 yrs 4 mos
Greater San Diego Area

Application Architect
Mellmo
May 2009 – 2013 • 4 yrs

Group Architect/Development Manager, Developer Platform
MySpace
Jun 2006 – May 2009 • 3 yrs

Consultant
Paramount Pictures
2003 – 2006 • 3 yrs
West Hollywood, CA

See more positions

Education

University of California, Los Angeles
Computer Science, Economics
1993 – 1998

Messaging



Rick Hoskins

Trustee at The Urban School of San Francisco

Powur PBC • Harvard Business School

San Francisco Bay Area • 480

Connect | Send InMail

Experience

Director
Powur PBC
Jan 2015 – Present • 2 yrs 4 mos
San Diego, California

Changing the world, one rooftop at a time.

See less

Trustee
The Urban School of San Francisco
Jun 2014 – Present • 2 yrs 11 mos
San Francisco Bay Area

Director
Photometics, Inc.
Mar 2011 – Present • 6 yrs 2 mos

Managing Director
Genstar Capital
Apr 1998 – Nov 2016 • 18 yrs 8 mos

Director
21st Services, LLC
Jul 2007 – Jul 2014 • 7 yrs 1 mo

See more positions

Education

Harvard Business School
MBA, Business
1987 – 1989

Stanford University
B.S., Electrical Engineering
1981 – 1985

Heidelberg High School
1978 – 1981

Interests

Stanford University
431,182 followers

Solar Energy Professionals - PV & Thermal
111,149 members

Private Equity, M&A, and Venture Capital Investments
321,432 members

Photometics, Inc.
37 followers

Climate Policy Group
13,730 members

Energy & Utilities Network
244,964 members

See all

Messaging



Rick Hou

Director of Product at EyeCue Lab

EyeCue Lab • University of California, Santa Barbara

Portland, Oregon • 500+

Connect | Send InMail

Key technology architect/executive in a wide array of projects including enterprise level applications, social networks, games, and SaaS e-commerce platform. Additional experiences include iOS and Android mobile application design and development.

Specialties: I love all aspects of product development: everything from ideation implementation, to management. I thrive on rapid prototyping and bring a concept to MVP. Innovation, value, and user experience are the three major pillars that guide majority of my product decisions.

Ruby on Rails, JQuery, Backbone.js, Node.js, MongoDB, MySQL, Javascript, HTML5, Design See less

Experience

Director of Product
EyeCue Lab
Jan 1997 – Present • 20 yrs 4 mos
Portland, Oregon Area

EyeCue Lab is a professional services incubator focused on providing technical and business expertise to startups. The Company works with early stage entrepreneurs on all aspects of idea validation, business analysis and technical implementation concerning functional prototypes, initial product launches and beyond.

Working with later stage startups and their established engineering teams is also well within the capability of EyeCue. EyeCue can work on existing products or can be used as a mechanism to outsource development of new products.

EyeCue also deploys business team members on a variety of projects such as financial modeling, competitive market analysis, go-to-market projects, fundraising strategies and more. The EyeCue team is entirely US based and distributed across Los Angeles, San Francisco, San Diego, Portland and New York. The Company works with clients on a cash or discounted cash with equity component basis.

Media (1)

EyeCue Lab

See less

SaaS Product Manager
Roambi
May 2012 – May 2014 • 2 yrs 1 mo
See description

Chief Product Officer
Sweety High
May 2010 – Apr 2012 • 2 yrs
See description

Creative Director
Burnside Digital
Oct 2008 – Oct 2010 • 2 yrs 1 mo
See description

Director of Production
Warp 9, Inc.
Dec 2003 – Oct 2008 • 4 yrs 11 mos

Education

University of California, Santa Barbara
Master of Science, Probability and Applied Statistics
1997 – 2002

University of California, Santa Barbara
MS, Computer Science
1997 – 2001

Volunteer Experience

Chef
Potluck At The Park
Jan 2015 – Present • 2 yrs 4 mos
Social Services

Serving the Hungry in O'Bryant Square, Portland OR. Every Sunday, Potluck in the Park volunteers prepare and serve healthy wholesome meals with ingredients donated by local grocers, businesses and farmers.

See less

Chef
Organic Soup Kitchen
Jan 2006 – Jan 2009 • 3 yrs 1 mo
Poverty Alleviation
See description

Featured Skills & Endorsements

User Experience · 37 — Endorsed by 12 of Rick's colleagues at SAP BusinessObjects Roambi

JavaScript · 30 — Endorsed by Dahmian Owen and 4 others who are highly skilled at this; Endorsed by 9 of Rick's colleagues at SAP BusinessObjects Roambi

Ruby on Rails · 28 — Endorsed by Joshua Stephenson and 2 others who are highly skilled at this; Endorsed by 7 of Rick's colleagues at SAP BusinessObjects Roambi

View 46 more

Accomplishments

3 **Languages**
Chinese • English • Japanese

Interests

DHX Advertising — 1,102 followers
Sprig: Eat Well — 1,314 followers
R/West — 3,889 followers
Parliament — 2,692 followers
BidAway — 172 followers
PlayStation — 114,304 followers

See all



Robert Smith

VP Sales and Marketing at Powur

Powur • Randallstown high School

Baltimore, Maryland Area • 500+

Connect | Send InMail

Leading the National and International expansion of Powur, the Uber platform for solar and renewable energy. Providing busy entrepreneurs the opportunity to capitalize on the greatest and most important shift of wealth in hi…

See more

Messaging

Robert's Articles & Activity

2,387 followers

+ Follow



Patient Care and profitability
Robert Smith on LinkedIn

Why Positive Reviews are So Valuable to Small Businesses
Robert liked

United's Yelp reviews are an absolute disaster right now
Robert liked

5 very important reasons your company needs online reputation management
Robert liked

See all articles | See all activity

Experience

VP Sales and Marketing
Powur
Dec 2015 – Present • 1 yr 5 mos

After millions of dollars invested and 2 years in beta and soft launch Powur is excited to launch our opportunity in renewable energy. We are seeking entrepreneurs that are dedicated to changing the way the world produces and consumes clean energy and protecting the future for our children and grandchildren. We are launching major cities throughout the United States now. Please message or email me for more information.

See less

Owner
Linkedin Sports & Exercise Professionals Network
Jul 2011 – Present • 5 yrs 10 mos

See description

VP of Client Relations
Innovative Healthcare Solutions Inc
Jan 2014 – Dec 2015 • 2 yrs
Louisville, Kentucky Area

See description

VP National Sales and Marketing
TC Global International
Oct 2013 – Dec 2014 • 1 yr 3 mos
Baltimore, Maryland Area

See description

Board Member
Nutritional Reserch Project
Jun 2010 – Feb 2013 • 2 yrs 9 mos

See description

See more positions

Education

Randallstown high School
1974 – 1976

Featured Skills & Endorsements

Marketing · 56
Endorsed by Jonathan Budd and 3 others who are highly skilled at this
Endorsed by 6 of Robert's colleagues at Powur, PBC

Strategic Planning · 54
Endorsed by Michael Bowser and 2 others who are highly skilled at this
Endorsed by 6 of Robert's colleagues at Powur, PBC

Team Building · 46
Endorsed by Jonathan Budd and 4 others who are highly skilled at this
Endorsed by 7 of Robert's colleagues at Powur, PBC

View 27 more

Interests

Wind Jobs - Careers & Talent Network
5,928 members

Energy Professionals
96,924 members

Fantasy Sports Bloggers
791 members

Environmental Jobs – Careers & Talent Network
10,654 members

Marketing & Networking for Business Professionals & Doctors
106,249 members

Advanced Energy Economy: the business voice of advanced energy
67,106 members

See all



VaNessa Duplessie

Digital & Corporate Marketer w/over 20 years experience driving sticky customers for clients to increase ROI.

Powur PBC • San Francisco State University

Vancouver, Washington • 500+

I grew up learning to love customers, I mean really love them, understand their needs, and find a way to help them fill the gap. It all started at 8 years old taking orders in my family's retail business. Later I would parlay what I learned into my own real estate venture. My experience has spanned many industries (Real Estate, Insurance, Data Storage/Technology, Network Marketing, Business Coaching) but one truth emerges from all of my experience: I thrive on the connecting of people to a message. Reaching out into the digital world and drawing in and matching the right people to the right message excites me.

The internet and social media sources are muddy waters…there are so many valuable assets; it can be overwhelming for a small/medium size business to manage. That's where I come in. I have successfully drawn thousands into funnels with a consistent message across multiple social media channels. Working from a blank slate, or an established corporate brand message, I built strategies to generate targeted quality leads, driving traffic utilizing a variety of digital outlets.

We see social media changing and evolving on nearly a daily basis. I find this to fit my personality well. There is always something new and fresh happening and I need to be a part of that change. If there is something I know about myself, it is that when I find a new nugget of information I leverage it.

It is my goal in Public Relations, Digital Marketing, and Media Management to help small/medium businesses maximize their time and money drawing close the loyal customers they seek. I aim to engage their existing customer and client base spreading the brand message far beyond local borders and constraints. There is an endless sea of possibilities and eyeballs in the digital world. It is my goal to put the right message in front of the right person.

Specialties: Internet Marketing, Network Marketing, Sales, Social Media Marketing, Small Business and Personal Development Coaching. See less

Experience

VP Field Operations
Powur PBC
May 2015 – Present • 2 yrs
Encinitas, CA

Our mission is to return power back to the people, literally. First by decentralizing energy production, we will move homes away from dirty, centrally controlled grid power, to 100% sustainable, clean solar energy that we control from our rooftops. And second, by shifting the wealth of fossil fuel companies to the hands of a new era of clean energy entrepreneurs.

See less

Marketing Advisor
Gyst Inc.
Aug 2015 – Present • 1 yr 9 mos
Austin, TX

See description

Founder/Marketing Consultant
VaNessaDuplessie.com
Aug 2009 – Present • 7 yrs 9 mos

See description

Mrs. COO/Co-Founder
The ExecEvent
Dec 2008 – Present • 8 yrs 5 mos

See description

General Partner
Ridge Partners, LLC.
Dec 2008 – Dec 2012 • 4 yrs 1 mo

See description

See more positions

Education

San Francisco State University
B.S., Entrepreneurship/Small Business Mgmt
1989 – 1994
Activities and Societies: Phi Sigma Sigma

Degree program focused on new venture creation, business creation, business planning, and innovation as well as developing functional skills in marketing, finance and operations for small business management.

See less

Social Media Magic University
Certificate, Social Media Marketing
2009 – 2009

See description

Leadership Clark County
2004 – 2005

See description

See more education

Volunteer Experience

Board Member & Graduate

Leadership Clark County

Sep 2004 – Oct 2012 • 8 yrs 2 mos

Economic Empowerment

Featured Skills & Endorsements

Social Media Mar… · 99+

Endorsed by **Joseph Montes and 9 others who are highly skilled at this**

Endorsed by **2 of VaNessa's colleagues at Enterprise Strategy Group**

Start-ups · 99+

Endorsed by **Brad O'Neill and 5 others who are highly skilled at this**

Endorsed by **2 of VaNessa's colleagues at Ridge Partners LLC**

Marketing · 99+

Endorsed by **Jim McGlasson and 12 others who are highly skilled at this**

Endorsed by **2 of VaNessa's colleagues at Ridge Partners LLC**

View 39 more

Recommendations

Received (12) Given (9)

Mark Smith
Executive Vice President/Partner at JPR Communications
February 24, 2011, Mark worked with VaNessa but at different companies

Having worked with hundreds of really talented people over the past 15 years, to date I have not worked with an executive that has the level of commitment, range of skills, resources and relationships to drive the growth of a business like VaNessa. She has the tenacity and passion for whatever projects she is working on which is contagious and sets her apart. VaNessa understands how to work closely with teams and organizations, which is based on insight that only comes from a deep understanding of the industrys she works in. This is a person that is not only a team player but would be best described as a team leader that is disciplined, goal oriented and is an over-achiever on every level.

Kim Hash
Realtor with Miller-Hash Realtors at Kelly Right Real Estate and Director of Development and Communications at Share
February 24, 2011, VaNessa worked with Kim in the same group

While VaNessa's work as entrepreneur is important, I have known her as an entrepreneur AND community advocate. VaNessa and I met in 2004 as participants in Leadership Clark County. She is one of the most selfless people I have ever met who tends to volunteer constantly, even though she has a full plate with work and family obligations. She always makes time for others.

Her passion is the community, doing everything within her power to make a difference. Thanks to her giving spirit, she was selected as a Marshall Public Leadership Award recipient. This prestigious award is bestowed upon a young leader in our community that demonstrates a dedication to public service. VaNessa certainly demonstrates those characteristics and more.

She always sports a positive attitude and a willingness to share her insights and suggestions. VaNessa doesn't just talk about concepts, she's a person that gets thing done. Whether she is volunteering on a campaign, for Leadership Clark County or devising methods of her own to improve our community, VaNessa always has the good of the community at the forefront of her goals. She is an attribute to our community and a person I'm proud know.

Sincerely,
Kim Hash
Director of Development
Children's Center

View 10 more recommendations

Accomplishments

1 **Language**

Spanish

Interests

ExecEvent
300 members

Social Media Marketing
1,961,721 members



Mark Cuban
President
1,987,222 followers



Gary Vaynerchuk
CEO of VaynerMedia, Partner at Vayner Capital, 4-Time NYT Bestselling Author
893,637 followers

ConneXion Spot
245 members

San Francisco State University
193,707 followers

See all